                                                                     EXHIBIT 4.6


                         SECURITIES PURCHASE AGREEMENT


                                 BY AND BETWEEN


                       MCI TELECOMMUNICATIONS CORPORATION


                                      AND


                 GENESYS TELECOMMUNICATIONS LABORATORIES, INC.



                               FEBRUARY 26, 1997


                                            MCI CONFIDENTIAL

                               TABLE OF CONTENTS

ARTICLE 1 -- DEFINITIONS; PURCHASE AND SALE............................................    1
        1.1  Definitions...............................................................    1
             -----------
               (A)  "Affiliate"........................................................    1
               (B)  "Business Intellectual Property Rights"............................    1
               (C)  "CERCLA"...........................................................    2
               (D)  "Closing"...........................................................   2
               (E)  "Closing Date".....................................................    2
               (F)  "Code".............................................................    2
               (G)  "Commercial Documents"..............................................   2
               (H)  "Company Financial Statements".....................................    2
               (I)  "Company Interim Financial Statements".............................    2
               (J)  "Environmental Laws"...............................................    2
               (K)  "ERISA"............................................................    2
               (L)  "Fully Diluted Basis"..............................................    2
               (M)  "GAAP".............................................................    2
               (N)  "Hazardous Material"...............................................    2
               (O)  "IRS"..............................................................    2
               (P)  "Leased Improvements"..............................................    2
               (Q)  "Leased Property"..................................................    2
               (R)  "Material Adverse Effect"..........................................    3
               (S)  "Pension Plans"....................................................    3
               (T)  "Person"...........................................................    3
               (U)  "Plans"............................................................    3
               (V)  "Purchase Price"...................................................    3
               (W)  "Securities Act"...................................................    3
               (X)  "Stock"............................................................    3
               (Y)  "Tax"..............................................................    3
               (Z)  "Taxing Authority".................................................    3
               (AA) "Tax Return"......................................................     3
               (BB) "Warrant".........................................................     3
        1.2  Interpretive Rules........................................................    3
             ------------------
        1.3  Purchase and Sale.........................................................    4
             -----------------

ARTICLE 2 -- PURCHASE PRICE............................................................    4
        2.1  Purchase Price............................................................    4
             --------------
        2.2  Payment of Purchase Price.................................................    4
             -------------------------

ARTICLE 3 -- CLOSING...................................................................    4


                                      i
                                      -

 ARTICLE 4 -- ADDITIONAL AGREEMENTS......................................................     4
        4.1  Registration Rights Agreement...............................................     4
             -----------------------------
        4.2  Commercial Documents........................................................     4
             --------------------

ARTICLE 5 -- REPRESENTATIONS AND WARRANTIES OF THE COMPANY...............................     4
        5.1  Corporate Organization......................................................     5
             ----------------------
        5.2  Valid and Binding Agreement.................................................     5
             ---------------------------
        5.3  No Violation................................................................     6
             ------------
        5.4  Consents and Approvals......................................................     6
             ----------------------
        5.5  Capitalization..............................................................     6
             --------------
        5.6  Subsidiaries and Affiliates.................................................     7
             ---------------------------
        5.7  Financial Statements........................................................     7
             --------------------
        5.8  Absence of Undisclosed Liabilities..........................................     7
             ----------------------------------
        5.9  Interim Operations and Absence of Certain Changes...........................     8
             -------------------------------------------------
        5.10  Taxes......................................................................     9
              -----
        5.11  Employee Benefit Plans.....................................................    10
              ----------------------
        5.12  Compliance with Law........................................................    12
              -------------------
        5.13  Litigation; Claims.........................................................    12
              ------------------
        5.14  Contracts and Commitments..................................................    12
              -------------------------
        5.15  Intellectual Property Rights...............................................    12
              ----------------------------
        5.16  Liens......................................................................    14
              -----
        5.17  Insurance..................................................................    14
              ---------
        5.18  Property...................................................................    14
              --------
        5.19  Environmental Matters......................................................    15
              ---------------------
        5.20  Governmental Authorizations................................................    15
              ---------------------------
        5.21  Employee Relations.........................................................    16
              ------------------
        5.22  Employees..................................................................    16
              ---------
        5.23  Broker's or Finder's Fees..................................................    16
              -------------------------
        5.24  Disclosure.................................................................    17
              ----------
        5.25  Certain Transactions.......................................................    17
              --------------------
        5.26  Offering...................................................................    17
              --------

ARTICLE 6 -- REPRESENTATIONS AND WARRANTIES OF THE BUYER.................................    17
        6.1  Corporate Organization......................................................    17
             ----------------------
        6.2  Valid and Binding Agreements................................................    17
             ----------------------------
        6.3  No Violation................................................................    18
             ------------
        6.4  Consents and Approvals......................................................    18
             ----------------------
        6.5  Broker's or Finder's Fees...................................................    18
             -------------------------
        6.6  Investment Representations..................................................    18
             --------------------------

ARTICLE 7 -- CONDITIONS PRECEDENT TO OBLIGATIONS OF THE BUYER............................    19
        7.1  Representations and Warranties..............................................    19
             ------------------------------
        7.2  Covenants, Agreements and Conditions........................................    19
             -----------------------------------


                                      ii
                                      --

        7.3  Proceedings.................................................................   19
             -----------
        7.4  Corporate Proceedings.......................................................   19
             ---------------------
        7.5  Governmental Approvals......................................................   20
             ----------------------
        7.6  Amendment to Articles of Incorporation......................................   20
             --------------------------------------
        7.7  Insurance...................................................................   20
             ---------
        7.8  Deliveries..................................................................   20
             ----------
        7.9  Opinion of Counsel..........................................................   20
             ------------------

ARTICLE 8 -- CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLERS..........................   20
        8.1  Representations and Warranties..............................................   21
             ------------------------------
        8.2  Covenants, Agreements and Conditions........................................   21
             ------------------------------------
        8.3  Proceedings.................................................................   21
             -----------
        8.4  Corporate Proceedings.......................................................   21
             ---------------------
        8.5  Governmental Approvals......................................................   21
             ----------------------
        8.6  Deliveries..................................................................   21
             ----------
ARTICLE 9 -- AFFIRMATIVE COVENANTS AND AGREEMENTS OF THE COMPANY.........................   21
        9.1  Financial Reporting.........................................................   21
             -------------------
        9.2  Reservation of Conversion Shares............................................   22
             --------------------------------
        9.3  Confidential Information and Invention Assignment Agreement.................   22
             -----------------------------------------------------------
        9.4  Repurchase..................................................................   22
             ----------

ARTICLE 10 -- OTHER MATTERS..............................................................   22
        10.1  Indemnification............................................................   22
              ---------------
        10.2  Indemnification Procedures.................................................   24
              --------------------------
        10.3  Confidentiality............................................................   25
              ---------------
        10.4  Further Assurances.........................................................   26
              ------------------

ARTICLE 11 -- MISCELLANEOUS..............................................................   26
        11.1  Survival of Representations, Warranties and Agreements.....................   26
              ------------------------------------------------------
        11.2  Service of Process.........................................................   26
              ------------------
        11.3  Notices....................................................................   26
              -------
        11.4  Governing Law..............................................................   27
              -------------
        11.5  Modification; Waiver.......................................................   27
              --------------------
        11.6  Entire Agreement...........................................................   27
              ----------------
        11.7  Assignment; Successors and Assigns.........................................   27
              ----------------------------------
        11.8  Public Announcements.......................................................   27
              --------------------
        11.9  Severability...............................................................   28
              ------------
        11.10  No Third Party Beneficiary................................................   28
               --------------------------
        11.11  Expenses..................................................................   28
               --------
        11.12  Execution in Counterpart..................................................   28
               ------------------------


                                      iii
                                      ---

                         SECURITIES PURCHASE AGREEMENT
                         -----------------------------


          This SECURITIES PURCHASE AGREEMENT (the "Agreement"), dated February 26, 1997, by and between MCI Telecommunications Corporation, a Delaware corporation (the "Buyer"), and Genesys Telecommunications Laboratories, Inc., a California corporation (the "Company").


                         W  I  T  N  E  S  S  E  T  H:

     WHEREAS, concurrently with the execution of the Commercial Documents (as hereinafter defined) and the issuance of the Warrant (as hereinafter defined), the Company desires to sell to the Buyer, and the Buyer desires to purchase from the Company, the Stock (as hereinafter defined) upon the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and covenants which are to be made and performed by the respective parties, it is hereby agreed as follows:


                  ARTICLE 1 -- DEFINITIONS; PURCHASE AND SALE

     2.1  Definitions.  The following terms when used in this Agreement have the
          -----------
meanings set forth below:

          (A) "Affiliate" means any Person now or hereafter controlling, controlled by or under common control with another Person.

          (B) "Business Intellectual Property Rights" means any and all inventions, Marks (including trademarks, service marks, certification marks, collective marks, and collective membership marks whether word, logo, or other forms of marks, all of the foregoing collectively referred to as "Marks"), trade names, copyrights, applications therefor, patents thereon, patent applications therefor, continuations, divisions and continuations in part, registrations thereof and licenses thereof, royalty rights, any and all goodwill associated with the business or represented by the assets of the Company, trade secrets, secret processes and procedures, engineering, production, assembly design and installation encompassed in any and all embodiments including, but not limited to technical drawings and specifications, working notes and memos, market studies, consultants' reports, technical and laboratory data, competitive samples, engineering prototypes, and confidential information, know-how, and all similar property of any nature, tangible or intangible.

                                            MCI CONFIDENTIAL

          (C)  "CERCLA" has the meaning set forth in Section 5.19(A).

          (D)  "Closing" has the meaning set forth in Article III.

          (E)  "Closing Date" has the meaning set forth in Article III.

          (F) "Code" means the United States Internal Revenue Code of 1986, as amended.

          (G) "Commercial Documents" means, collectively, the Amendment to Master Software License Agreement, the Amendment to Maintenance Agreement and the Master Consulting Agreement to be entered into between the Buyer and the Company on the Closing Date.

          (H)  "Company Financial Statements" has the meaning set forth in
     Section 5.7.

          (I) "Company Interim Financial Statements" has the meaning set forth in Section 5.7.

          (J)  "Environmental Laws" has the meaning set forth in Section
     5.19(C).

          (K) "ERISA" means the Employment Retirement Income Security Act of 1974, as amended.

          (L) "Fully Diluted Basis" means, at any date as of which the number of shares thereof of any Person is to be determined, (a) all shares of capital stock of such Person outstanding at such date, and (b) the maximum number of shares of capital stock of such Person issuable pursuant to warrants, options or other rights to purchase or acquire (whether or not such warrants, options or other rights are then exercisable), or pursuant to securities convertible into or exchangeable (whether or not such securities are then convertible or exchangeable) for, shares of capital stock of such Person, outstanding on such date (including any warrants being issued on such date).

          (M) "GAAP" means generally accepted accounting principles of the United States applied in a manner consistent with past practice of the Company.

          (N)  "Hazardous Material" has the meaning set forth in Section
     5.19(A).

          (O)  "IRS" means the United States Internal Revenue Service.

          (P)  "Leased Improvements" has the meaning set forth in Section
     5.18(A).

          (Q)  "Leased Property" has the meaning set forth in Section 5.18(A).

                                            MCI CONFIDENTIAL

          (R) "Material Adverse Effect" means, with respect to any Person, any event, fact, condition, occurrence or effect which is materially adverse to the following, taken as a whole: the business, properties, assets, liabilities, capitalization, stockholders equity, financial condition, operations, licenses or other franchises or results of operations of such Person.

          (S)  "Pension Plans" has the meaning set forth in Section 5.11(B)(1).

          (T) "Person" means and includes an individual, a partnership, a joint venture, a corporation or trust, an unincorporated organization, a group or a government or other department or agency thereof.

          (U)  "Plans" has the meaning set forth in Section 5.11(A).

          (V)  "Purchase Price" has the meaning set forth in Section 2.1.

          (W) "Securities Act" shall mean the Securities Act of 1933, as amended.

          (X) "Stock" means the 674,496 shares of Series C Preferred Stock of the Company, no par value, to be purchased by the Buyer at the Closing, which shares shall represent three percent (3.0%) of the equity of the Company on a Fully Diluted Basis as of the Closing Date (after giving effect to the sale of the Stock and the issuance of the Warrant).

          (Y)  "Tax" has the meaning set forth in Section 5.10(C).

          (Z)  "Taxing Authority" has the meaning set forth in Section 5.10(A).

          (AA)  "Tax Return" has the meaning set forth in Section 5.10(D).

          (AB) "Warrant" shall mean that certain Warrant dated as of the Closing Date to purchase 449,664 shares of Series C Preferred Stock of the Company which shares shall represent two percent (2.0%) of the equity of the Company on a Fully Diluted Basis as of the Closing Date (after giving effect to the sale of the Stock and the issuance of the Warrant), in the form attached as Exhibit A hereto.
                      ---------

     3.1  Interpretive Rules.  For purposes of this Agreement, except as
          ------------------
otherwise expressly provided herein or unless the context otherwise requires:
(i) defined terms include the plural as well as the singular and the use of any gender shall be deemed to include the other gender; (ii) references to "Articles," "Sections" and other subdivisions and to "Schedules" and "Exhibits" without reference to a document, are to designated Articles, Sections and other subdivisions of, and to Schedules and Exhibits to, this Agreement; (iii) the use of the term "including" means "including but not limited to"; and (iv) the words "herein," "hereof," "hereunder" and other

                                            MCI CONFIDENTIAL
words of similar import refer to this Agreement as a whole and not to any particular provision.

     4.1  Purchase and Sale.  Upon the terms and subject to all of the
          -----------------
conditions set forth herein, on the Closing Date, the Company agrees to (i) sell to the Buyer and the Buyer agrees to purchase from the Company, free and clear of all liens, pledges, security interests, claims, options, charges, rights of first refusal or encumbrances whatsoever, the Stock and (ii) issue to the Buyer, free and clear of all liens, pledges, security interests, claims, options, charges, rights of first refusal or encumbrances whatsoever, the Warrant.


                          ARTICLE 5 -- PURCHASE PRICE

     6.1  Purchase Price.  The aggregate purchase price for the Stock (the
          --------------
"Purchase Price") shall be Seven Million Five Hundred Thousand Three Hundred Ninety-five Dollars and Fifty Cents ($7,500,395.50). The exercise price of the Warrant shall be as set forth therein.

     7.1  Payment of Purchase Price.  At the Closing, the Buyer shall pay the
          -------------------------
Company the Purchase Price by wire transfer, in immediately available funds, to an account of the Company, which account shall be designated by the Company at least three (3) business days prior to the date of the required payment.


                              ARTICLE 8 -- CLOSING

     The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Buyer, 1133 19th Street, N.W., Washington, D.C. 20036 at 10:00 a.m. local time, on February 26, 1997, or at such other time or date as may be agreed upon by the parties hereto (the "Closing Date").


                       ARTICLE 9 -- ADDITIONAL AGREEMENTS

     10.1  Registration Rights Agreement.  At the Closing, the Company and Buyer
           -----------------------------
will enter into the Registration Rights Agreement in the form attached as

Exhibit B, pursuant to which the Company shall grant certain registration rights
---------
for the Stock and the shares of stock covered by the Warrant to Buyer.

     11.1  Commercial Documents.  At the Closing, the Company and Buyer will
           --------------------
enter into the Commercial Documents.


          ARTICLE 12 -- REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants, subject to the Schedule of Exceptions attached hereto as Exhibit C, to the Buyer as follows, and the Buyer
                              ---------
in agreeing to consummate

                                            MCI CONFIDENTIAL
the transactions contemplated by this Agreement has relied upon such representations and warranties, subject to such Schedule of Exceptions, that:

     13.1  Corporate Organization.
           ----------------------

          (A) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has the requisite power and authority (corporate and other) to own, lease and operate its properties and to carry on its business as now being conducted.

          (B) The Company is duly qualified or licensed to do business as a foreign corporation and is in good standing in each of the jurisdictions listed on Schedule 5.1. The Company is not qualified or licensed to do
               ------------
     business as a foreign corporation in any other jurisdiction and there are no other jurisdictions in which the failure to be qualified or licensed as a foreign corporation would have a Material Adverse Effect on the Company.

          (C) The copies of the articles of incorporation and all amendments thereto of the Company, as certified by the Secretary of State of California, and the by-laws, as amended to date, of the Company, as certified by its secretary, which have heretofore been delivered to the Buyer, are true, complete and correct copies of the articles of incorporation and by-laws of the Company, as amended and in effect on the date hereof, and will be true, complete and correct as of the Closing Date.

          (D) The minute books and records of the Company, copies of which have been furnished to the Buyer prior to the date hereof, are the original minute books and records of the Company, contain all proceedings of the stockholders, the Board of Directors and any committees thereof with respect to the Company, and are true, correct and complete in all material respects. There have been no changes, alterations or additions to the minute books and records which have not been furnished to the Buyer prior to the date hereof.

     14.1  Valid and Binding Agreement.  The Company has all requisite corporate
           ---------------------------
power and authority to enter into this Agreement. All necessary action on the part of the Company has been taken to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby (which includes, without limitation, the issuance, sale, and delivery of the Stock, the Warrant and the common stock issuable upon conversion of the Series C Preferred Stock). This Agreement has been duly and validly executed and delivered by the Company, and constitutes the valid and binding agreement of the Company, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                                            MCI CONFIDENTIAL

     15.1  No Violation.  Neither the execution and delivery of this Agreement
           ------------
nor the consummation of the transactions contemplated hereby nor compliance by the Company with any of the provisions hereof will (i) violate or conflict with any provision of the articles of incorporation or by-laws of the Company, or to the Company's knowledge, any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Company, or (ii)
(a) violate, or (b) conflict with, or (c) result in a breach of any provision of, or (d) constitute a default (or any event which, with or without due notice or lapse of time, or both, would constitute a default) under, or (e) result in the termination of, or (f) accelerate the performance required by, or (g) result in the creation of any lien, security interest, charge or other encumbrance upon the Stock, the Warrant or any of the properties or assets of the Company ( (a) through (g) are collectively, "Defaults") under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation of which the Company is currently a party or by which the Company or any of its assets are bound where such Default would have a Material Adverse Effect.

     16.1  Consents and Approvals.  No permit, consent, approval or
           ----------------------
authorization of, or declaration, filing or registration with, any governmental or regulatory authority or third party is required to be made or obtained by the Company in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

     17.1  Capitalization.
           --------------

          (A)  The authorized capital stock of the Company consists solely of
     (i) 120,000,000 shares of common stock, of which 12,744,086 shares are issued and outstanding; (ii) 900,000 shares of Series A Preferred Stock, of which 900,000 shares are issued and outstanding; (iii) 1,897,878 shares of Series B Preferred Stock, of which 1,897,878 shares are issued and outstanding; and (iv) 1,348,992 shares of Series C Preferred Stock of which 854,363 shares are issued and outstanding (including the Stock). The issued and outstanding capital stock is duly authorized, validly issued, fully paid and nonassessable, and none of the issued and outstanding shares of capital stock were issued in violation of the preemptive rights of any present or former stockholder of the Company.

          (B)  Schedule 5.5 contains a true, complete and correct listing of all
               ------------
     of the holders of issued and outstanding shares of capital stock of the Company and the number and type of shares held by each of them.

          (C) Except as set forth in Section 5.5(A) and (B), (i) there are no shares of capital stock or other equity securities (as the term "equity security" is defined in the Securities Exchange Act of 1934, as amended) of the Company outstanding, (ii) there are no outstanding subscriptions, options, warrants or rights to purchase or acquire any

                                            MCI CONFIDENTIAL
     equity securities of the Company, (iii) no equity securities of the Company are reserved for issuance for any purpose, (iv) there are no contracts, commitments, agreements, understandings, arrangements or restrictions to which the Company is a party or by which the Company is bound relating to any shares of the capital stock or other equity securities of the Company (including the Stock), whether or not outstanding, (v) and there is no other instrument, certificate, document or other right, whether or not represented by a certificate or other document or instrument, convertible (with or without consideration) into the capital stock of the Company.

          (D) There are no repurchase rights except as set forth in Section 9.4 hereof.

     18.1  Subsidiaries and Affiliates.  The Company owns no capital stock or
           ---------------------------
other equity securities of any other corporation and has no other type of interest (whether ownership or other) in any other corporation, partnership, joint venture or other business organization or entity. The interests of the Company in any Person are owned by the Company free and clear of all liens, options, claims or encumbrances (including without limitation, rights of first refusal or similar rights) with respect to the ownership thereof. The Company is not subject to any obligation or requirement to provide funds for, or to make any investment (in the form of a loan, capital contribution or otherwise) to or in, any Person.

     19.1  Financial Statements.  The audited consolidated financial statements
           --------------------
of the Company for each of the two (2) years ended June 30, 1994 and 1995, attached as Schedule 5.7 hereto (the "Company Financial Statements") (i) present
            ------------
fairly the financial position, results of operations, shareholders' equity and cash flows of the Company in accordance with GAAP, as of the statement dates and for the periods indicated, and (ii) have been prepared in accordance with the Company's customary procedures for the preparation of financial statements consistently applied throughout and among the periods indicated. The unaudited interim consolidated financial statements of the Company for the year ended June 30, 1996 attached as Schedule 5.7A hereto (the "Company 1996 Financial
                     -------------
Statements") and the unaudited condensed consolidated financial statements for the six (6) months ended December 31, 1996, attached as Schedule 5.7B hereto
                                                        -------------
(the "Company Interim Financial Statements") (x) present fairly the financial position, results of operations, shareholder's equity and cash flows of the Company, as of the statement date and for the period indicated, and (y) have been prepared in accordance with the Company's customary procedures for the preparation of annual and interim financial statements, respectively, consistently applied throughout and among the periods indicated and are consistent with the Company Financial Statements subject to year-end audit and other normal or recurring year-end adjustments (made in accordance with GAAP, in the ordinary course of business and consistent with prior year-end accounting principles and adjustments), except that the Company Interim Financial Statements do not contain any footnotes required by GAAP, are presented in a condensed format and do not include a statement of shareholders' equity or a statement of cash flows.

     20.1  Absence of Undisclosed Liabilities.  The Company has no material
           ----------------------------------
liability or obligation (absolute, accrued, contingent or otherwise), including any guaranty with respect to

                                              MCI CONFIDENTIAL
any obligation, except (a) such liabilities or obligations as are fully reflected, reserved against or disclosed in the Company Financial Statements, the Company 1996 Financial Statements or the Company Interim Financial Statements and (b) such liabilities or obligations as have been incurred in the ordinary course of business, consistent with past practice, since June 30, 1995.

     21.1  Interim Operations and Absence of Certain Changes.
           -------------------------------------------------

     Since December 31, 1996, the Company has conducted its business in the ordinary course and consistent with past practice, and the Company has not:

          (A) incurred any indebtedness or other liabilities (whether absolute, accrued, contingent or otherwise) or guaranteed any such indebtedness, except in the usual and ordinary course of its business, consistent with past practice;

          (B) suffered any damage, destruction or loss of tangible assets, whether or not covered by insurance, in excess of $50,000;

          (C) suffered any change in its financial condition, assets, liabilities or business or suffered any other event or condition of any character which individually or in the aggregate had or has a Material Adverse Effect on the Company or materially diminishes the value of the assets of the Company;

          (D) paid, discharged or satisfied any claims, liabilities or obligations (absolute, accrued, contingent or otherwise) except in each case in the ordinary course of business;

          (E) canceled any debts or waived any claims or rights of substantial value, except in each case in the ordinary course of business;

          (F) pledged or permitted the imposition of any lien on or sold, assigned, transferred or otherwise disposed of any of its tangible assets, except the sale of inventory in the ordinary course of business;

          (G) sold, assigned, encumbered, licensed, pledged, abandoned or otherwise transferred any patents, applications for patents, Marks, trade names, copyrights, licenses or other intangible assets other than in the ordinary course of its business;

          (H) made any change in any method of accounting or accounting principle or practice;

          (I) written up or down the value of the inventory or determined as collectible any notes or accounts receivable that were previously considered to be uncollectible, except for write-ups or write-downs and other determinations in accordance with GAAP and in the ordinary course of business and consistent with past practice;

          (J) declared, paid or set aside for payment any dividend or other distribution on any shares of its capital stock;

                                              MCI CONFIDENTIAL

          (K) made any loans which in the aggregate exceed $10,000 to any employee or made any loans to any stockholder, officer, director or Affiliate;

          (L) made capital expenditures or commitments for same in excess of $100,000 in the aggregate;

          (M) agreed, whether in writing or otherwise, to take any action described in this Section 5.9.

     22.1  Taxes.
           -----

          (A) The Company has duly and timely filed with each appropriate federal, state, local and foreign governmental entity or other authority (individually or collectively, "Taxing Authority") all Tax Returns required to be filed. All such Tax Returns were true, correct and complete in all material respects. The Company has timely paid all material Taxes which have become due and payable (whether or not shown on any Tax Return). The Company is not currently, and has not been in the past, delinquent in the payment of any Tax, governmental charge or deposit for which any such failure would have a Material Adverse Effect. Adequate reserves and accruals in accordance with generally accepted accounting principles have been established by the Company to provide for the payment of all Taxes which are not yet due and payable with respect to the Company for taxable periods or portions thereof ending on or before the Closing Date. There are no liens for Taxes upon the Company or its assets except liens for current Taxes not yet due. There are no liens on any property of the Company that arose in connection with the failure (or alleged failure) to pay any Taxes. No audit, examination, investigation, proceeding, action or claim with respect to the Company's Taxes is pending, proposed or threatened, and there is no basis for the assessment or collection of additional Taxes against the Company. To the Company's knowledge, there has never been an examination or notice of a potential examination of the Tax Returns of the Company by any Taxing Authority. No extension is in effect with respect to the filing of any Tax Return, the payment of any Taxes, or any limitation period regarding the assessment or collection of any Taxes.

          (B) All material Taxes that are required to have been withheld or collected by the Company have been duly withheld or collected and, to the extent required, have been paid to the proper governmental authorities or properly deposited as required by applicable laws.

          (C) As used in this Agreement, "Tax" means any of the Taxes and "Taxes" means, with respect to the Company, all income taxes (including any tax on or based upon net income, or gross income, or income as specially defined, or earnings, or profits, or selected items of income, earnings or profits) and all gross receipts, capital gains, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, workers compensation, excise, severance, stamp, occupation, premium, property or windfall profit taxes, environmental (including taxes under Code Section 59A, social security or similar taxes), unemployment, disability, registration, value-added, alternative or add-on minimum taxes, custom duties or other taxes, fees,

                                              MCI CONFIDENTIAL
     assessments or charges of any kind whatsoever, together with any interest, penalties, additions to tax or additional amounts imposed by any Taxing Authority whether disputed or not.

          (D) As used in this Agreement, "Tax Return" means any return, report, information return or other document (including any related or supporting information) filed or required to be filed with any Taxing Authority or other authority in connection with the determination, assessment or collection of any Tax paid or payable by the Company or the administration of any laws, regulations or administrative requirements relating to any such Tax.

          (E) No claim which could have a Material Adverse Effect has ever been made by any Taxing Authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

     23.1  Employee Benefit Plans.
           ----------------------

          (A) Except as set forth on the Schedule of Exceptions, the Company is not a party to any employee agreement, understanding, plan, policy, procedure, pattern or practice, or other arrangement, whether written or oral, which provides compensation or fringe benefits to its employees, and the Company is in material compliance with all its obligations under all annuity, bonus, cafeteria, stock option, stock purchase, profit sharing, savings, pension, retirement, incentive, group insurance, disability, employee welfare, prepaid legal, nonqualified deferred compensation (including without limitation, excess benefit plans, top-hat plans, deferred bonuses, rabbi trusts, secular trusts, nonqualified annuity contracts, insurance arrangements, nonqualified stock options, phantom stock plans, or golden parachute payments) and other similar fringe benefit plans, and all other employee benefit funds or programs (within the meaning of Section 3(3) of ERISA), covering employees, former employees or directors of the Company (the "Plans"). Except as required by applicable law, there are no negotiations, demands, commitments or proposals that are pending or that have been made that concern matters now covered, or that would be covered by the type of agreements described on the Schedule of Exceptions or in this Section 5.11(A).

          (B)  With respect to the Plans which are subject to ERISA:

               (1) The Plans are in material compliance with the applicable provisions of ERISA and each of the employee pension benefit plans, within the meaning of Section 3(2) of ERISA (the "Pension Plans"), which are intended to be qualified under Section 401(a) of the Code have received a favorable determination letter from the IRS or a request for such determination has been timely filed with the IRS (and to the knowledge of the Company, nothing has occurred to cause the IRS to revoke such determination and the IRS has not indicated any disapproval

                                              MCI CONFIDENTIAL
          of any request for such a determination);

               (2) Each Plan has been materially operated in accordance with its terms and all required filings that are due prior to the date hereof, including without limitation, the Forms 5500, for all Plans have been timely made;

               (3) No prohibited transactions, as defined by Section 406 of ERISA or Section 4975 of the Code, have occurred with respect to any of the Plans which would have a Material Adverse Effect;

               (4) The Company has not engaged in any transaction in connection with which the Company could be subjected to a criminal or civil penalty under ERISA;

               (5) None of the Plans, nor any trust which serves as a funding medium for any of such Plans, nor any issue relating thereto is currently under examination by or pending before the IRS, the Department of Labor, the PBGC or any court, other than applications for determinations pending before the IRS;

               (6) None of the Pension Plans is a defined benefit plan within the meaning of Section 414(j) of the Code;

               (7) None of the Plans is a "multiemployer plan" as that term is defined in Section 3(37) of ERISA, nor a plan maintained by more than one employer (hereinafter referred to as an "multiple employer plan"), nor a single employer plan under a multiple controlled group within the meaning of Section 4063 of ERISA, and neither the Company nor any entity required to be aggregated with the Company under Section 414(b), (c), (m), or (o) of the Code has incurred any withdrawal liability with respect to any single plan, multiemployer or multiple employer plan;

               (8) No benefit claims (except those submitted in the ordinary course of administration of such Plan) are currently pending against any Plan;

               (9) No Plan provides for retiree medical or retiree life insurance benefits for former employees of the Company, except as required pursuant to the Consolidated Omnibus Reconciliation Act of 1985, as amended, and there is no liability for taxes with respect to disqualified benefits under Section 4976 of the Code; and

               (10) No Pension Plan has been terminated by the Company, and there is no liability for taxes with respect to a reversion of qualified plan assets under Section 4980 of the Code.

          (C) There have been no failures to comply with the continuation coverage

                                              MCI CONFIDENTIAL
     provisions required by Sections 601-608 of ERISA and Section 4980B of the Code under any Plan which would have a Material Adverse Effect.

          (D) All excess contributions, if any (together with any income allocable thereto), have been distributed (or, if forfeitable, forfeited) before the close of the first two and one half (2 1/2) months of the following plan year; and there is no liability for excise tax under Section 4979 of the Code with respect to such excess contributions, if any, for any Plan.

          (E) There is no liability for taxes with respect to: (i) an accumulated funding deficiency under Section 4971 of the Code and/or (ii) a nondeductible contribution under Section 4792 of the Code.

     24.1  Compliance with Law.  The Company is in compliance with all
           -------------------
applicable laws (including duties imposed by common law), rules, regulations, orders, ordinances, judgments and decrees of all governmental authorities (federal, state, local and foreign) and all requirements imposed under building, zoning, occupational safety and health, pension, environmental control, toxic waste, fair employment, equal opportunity or similar laws, rules, regulations and ordinances, in each case the noncompliance with which would be likely to have a Material Adverse Effect on the Company.

     25.1  Litigation; Claims.  There are no (a) claims, actions, suits,
           ------------------
proceedings or investigations pending or (to the knowledge of the Company) threatened by or against the Company in relation to the Company or its business, or (b) judgments, decrees, arbitration awards, agreements or orders binding upon the Company in relation to the Company or its business. No material claims, including without limitation, product liability claims, have been asserted against the Company in relation to the Company or its business since the Company's inception, and, to the knowledge of the Company, there is no reasonable basis for any material action, proceeding or investigation involving the Company in relation to the Company or its business.

     26.1  Contracts and Commitments.  The Company does not have any contract,
           -------------------------
agreement, lease, or other commitment, written or oral, absolute or contingent, other than (i) contracts for the purchase of supplies and services that were entered into in the ordinary course of business and that do not, as of the date hereof, involve more than $75,000 each; (ii) sales contracts entered into in the ordinary course of business; (iii) license agreements entered into in the ordinary course of business; and (iv) contracts terminable at will by the Company on no more than sixty (60) days notice without cost or liability to the Company.

     27.1  Intellectual Property Rights.
           ----------------------------

          (A)  Schedule 5.15 sets forth an accurate and complete description of
               -------------
     (i) all patents, trademarks and copyrights of the Company which are registered or issued or for which registration or issuance is pending with any governmental authority specifying as to each such item, as applicable the jurisdiction(s) by or in which such patent, trademark

                                              MCI CONFIDENTIAL
     or copyright has been issued or registered or in which an application for such issuance or registration has been filed, including the registration or application number; (ii) except as set forth in Section 5.14 (iii), all franchises, licenses, sublicenses, contracts and agreements pursuant to which any Person other than the Company is authorized to use any Business Intellectual Property Right owned by the Company; and (iii) the franchises, licenses, sublicenses, contracts and agreements pursuant to which the Company is authorized to use any such Business Intellectual Property Right not owned by the Company, including with respect to (ii) or (iii), the identity of all parties thereto, a description of the nature and subject matter thereof, the royalty provided and the term thereof.

          (B) Except as set forth on the Schedule of Exceptions, the Company owns or has the right to use pursuant to franchise, license, sublicense, contract, agreement, or permission, all of the Business Intellectual Property Rights necessary for the conduct of its business (as currently conducted). All applicable fees, royalties and other amounts due and payable by by the Company to any Person or to the Company by any Person in respect of such Business Intellectual Property Rights have been paid. The Company has taken all reasonably necessary and desirable action to maintain and protect each Business Intellectual Property Right that it owns or has the right to use.

          (C) Except for third party licenses listed on the Schedule of Exceptions, the Company is the sole and exclusive owner of its Business Intellectual Property Rights including, but not limited to, those listed or described on the Schedule of Exceptions, or has the right to the use thereof for the material covered thereby in connection with the services or products in respect to which they have been or are now being used.

          (D)  Except as set forth on the Schedule of Exceptions, the Company
     (i) is not the subject of any pending litigation or, to the Company's knowledge, any claim regarding infringement of or misappropriation or misuse of any Business Intellectual Property Right of the Company or other tangible right of any other Person, (ii) has no knowledge of any such infringement, whether or not claimed by any other Person, which infringement might have a Material Adverse Effect, (iii) has no knowledge of any infringement by any other Person of any of the Business Intellectual Property Rights of the Company, and (iv) has no knowledge of any facts or circumstances which would reasonably be anticipated to result in any such litigation or claim or which would reasonably lead the Company to conclude that the continued operation and conduct of any aspect of its business would result in any such litigation or claim. To the knowledge of the Company, except as set forth on the Schedule of Exceptions, there is no other Person that is operating under or otherwise using any name confusingly similar with any trade names, trademarks, service names, service marks or logos included in the Company's Business Intellectual Property Rights. To the best of the Company's knowledge, no Business Intellectual Property licensed by the Company from a third party is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof by the Company. Except as set forth on the Schedule of Exceptions, no Business Intellectual Property Right of the Company is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof by the Company. Except as

                                              MCI CONFIDENTIAL
     set forth on the Schedule of Exceptions, the Company has not entered into any written agreement to indemnify any other Person against any charge of infringement by any Business Intellectual Property Rights.

          (E) Except as set forth on the Schedule of Exceptions, to the best of the Company's knowledge after reasonable inquiry, no material trade secrets included in the Company's Business Intellectual Property Rights have been disclosed by the Company to any Person other than employees, agents and representatives of the Company and its Affiliates or the Buyer. The Company has taken such reasonable measures as is appropriate to protect all of its trade secrets.

          (F) Except for obligations that arise under the common law of the appropriate jurisdiction, to the best of the Company's knowledge, neither the Company, nor any of its employees, has, other than confidentiality and other agreements assigning inventions made prior to their employment with the Company, any written agreements or arrangements with former employers of such employees relating to trade secrets of such employers, the assignment of inventions of such employers, or such employee's engagement in activities competitive with such employers. Except for obligations that arise under the common law of the appropriate jurisdiction, to the best of the Company's knowledge, the activities of such employees on behalf of the Company do not violate any agreements or arrangements known to the Company which any such employees have with former employers.

     28.1  Liens.  None of the properties or assets, whether real, personal or
           -----
mixed, or tangible or intangible, owned or leased by the Company is subject to any mortgage, lien, encumbrance or other security interest or restrictions on or conditions to transfer or assignment, except for (a) liens for taxes and assessments or governmental charges or levies not at the time due; (b) liens in respect of pledges or deposits under workmen's compensation laws or similar legislation, carriers', warehousemen's, mechanics', laborers' and materialmen's and similar liens, if the obligations secured by such liens are not then delinquent or are being contested in good faith by appropriate proceedings; and
(c) liens incidental to the conduct of the business.

     29.1  Insurance.  Schedule 5.17 contains a list of all insurance policies
           ---------   -------------
and fidelity bonds relating to the assets of the Company, including summary descriptions and the termination dates thereof. The Company has not had coverage denied or limited by any insurance carrier to which it has applied for insurance or with which it has carried insurance, during the last two (2) years. The Company is not in material default with respect to any provision contained in any insurance policy and has not failed to give any notice or present any claim thereunder in timely fashion.

     30.1  Property.
           --------

          (A)  Schedule 5.18 identifies all of the real property that the
               -------------
     Company leases (as lessee), has agreed to lease or has an obligation to lease in connection with the Business. Such leased real property, the loss of which would have a Material Adverse Effect, is hereinafter referred to as the "Leased Property," and the improvements and fixtures

                                              MCI CONFIDENTIAL
     thereon are hereinafter referred to as the "Leased Improvements." The Company does not own any real property.

          (B) There are no adverse or other parties in possession of the Leased Property, the Leased Improvements or any portion or portions thereof, and the leasehold interest in the Leased Property and the Leased Improvements is free and clear of any and all leases, licensees, occupants or tenants. To the knowledge of the Company, there are no pending or threatened condemnation, eminent domain or similar proceedings, or litigation or other proceedings affecting the Leased Property, the Leased Improvements or any portion or portions thereof. To the knowledge of the Company, there are no pending requests, applications or proceedings to alter or restrict any zoning or other use restrictions applicable to the Leased Property or the Leased Improvements that would interfere with the conduct of its business, which interference would have a Material Adverse Effect. The Leased Property have access, in accordance with past practice, to and from a public right of way or road dedicated for public use and no notice has been received by the Company relating to the termination or impairment of such access (including applicable parking requirements).

     31.1  Environmental Matters.
           ---------------------

          (A) As used in this Agreement "Hazardous Material" shall mean: (i) any "hazardous substance" as now defined pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), 42 U.S.C. (S) 9601(14), or any substance listed or identified by any characteristic in any regulation adopted pursuant to any statute referred to or incorporated into such definition, all as in effect on the date hereof; (ii) any petroleum, including crude oil and any fraction thereof;
     (iii) natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel; (iv) any "hazardous chemical" as defined pursuant to 29 C.F.R. Part 1910; and (v) any asbestos, polychlorinated biphenyl, or isomer of dioxin.

          (B) To the Company's knowledge, the Company has not used, generated, manufactured, stored, disposed of, on, or about any of the real property leased or used by any the Company any Hazardous Materials in violation of any Environmental Laws. The Company has not received any notice of, or to the knowledge of the Company is subject to, any actual or potential liability, fixed or contingent, under any Environmental Laws.

          (C) To the Company's knowledge, neither the Company nor any of its predecessors in interest has any liability, matured or not matured, absolute or contingent, assessed or unassessed, imposed or based upon any provision under any foreign, federal, state or local law, rule, or regulation or common law, or under any code, order, decree, judgment or injunction applicable to the Company or its predecessors in interest, nor has the Company received any notice, or request for information issued, promulgated, approved or entered thereunder, or under the common law, or any tort, nuisance or

                                              MCI CONFIDENTIAL
     absolute liability theory, relating to public health or safety, worker health or safety, or pollution, damage to or protection of the environment including without limitation, laws relating to emissions, discharges, releases or threatened releases of Hazardous Material into the environment (including without limitation, ambient air, surface water, groundwater, land surface or subsurface), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, generation, disposal, transport or handling of any Hazardous Material (collectively referred to as "Environmental Laws").

     32.1  Governmental Authorizations.  The Company possesses all licenses,
           ---------------------------
franchises, permits, certificates, orders, approvals, exemptions, registrations or other authorizations (collectively, the "Permits") from governmental, regulatory or administrative agencies or authorities required for the ownership of its properties and assets and operation of its business in the manner presently conducted (including those required pursuant to laws or regulations relating to the protection of the environment), each of which is in full force and effect, the absence of which would have a Material Adverse Effect. No registrations, filings, applications, notices, transfers, consents, approvals, orders, qualifications, waivers or other actions of any kind are required by virtue of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby to enable the Company to continue the possession and operation of its properties and assets and the business of the Company as presently conducted in all material respects.

     33.1  Employee Relations.  The Company has not at any time during the past
           ------------------
five years had, nor is there now threatened, any labor disputes or any strike, picket, work stoppage, work slowdowns or other job action due to labor disagreements. The Company is (a) in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including the terms and provisions of any collective bargaining agreement or other contract with a labor union representing any employees of the Company and is not engaged in any unfair labor practice; (b) there is no unfair labor practice charge or complaint against the Company, or (to the knowledge of the Company) threatened before the National Labor Relations Board or any foreign authority; (c) no question concerning representation has been raised to the Company or is (to the knowledge of the Company) threatened respecting the employees of the Company; (d) no grievance that might have a Material Adverse Effect on the Company, nor any arbitration proceeding arising out of or under any collective bargaining agreement, is pending and, to the Company's knowledge, no claims therefor exist; and (e) no collective bargaining agreement that is binding on the Company restricts it from relocating, closing or contracting any of its operations.

     34.1  Employees.  To the knowledge of the Company, no employee of the
           ---------
Company is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of such employee with the Company or to the Company's knowledge any other party because of the nature of the business conducted or to be conducted by the Company. There is no pending nor, to the Company's knowledge, threatened action, suit, proceeding or claim, or to its knowledge any basis therefor or threat thereof with respect to any contract, agreement, covenant or obligation referred to in the preceding sentence.

                                              MCI CONFIDENTIAL

The Company and each employee of the Company and any subsidiary of the Company employed in any technical capacity or with access to confidential information of the Company has entered into a Confidential Information and Invention Assignment Agreement substantially in the form of Exhibit D hereto.
                                                  ---------

     35.1  Broker's or Finder's Fees.  No agent, broker, investment banker,
           -------------------------
Person or firm acting on behalf of the Company or under the authority of the Company is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from any of the parties hereto in connection with any of the transactions contemplated hereby.


     36.1  Disclosure.  No representation or warranty by the Company to the
           ----------
Buyer contained in this Agreement, and no statement contained in the Schedules hereto or any certificate furnished to the Buyer pursuant to the provisions hereof, taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading.

     37.1  Certain Transactions.  None of the directors or officers of the
           --------------------
Company is currently a party to any material transaction with the Company (other than for services as employees, officers and directors), including without limitation, any material contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from, any such Person, or to or from any corporation, partnership, trust or other entity in which any such Person owns in excess of five percent (5%) of the outstanding equity interest.

     38.1  Offering.  Subject to the accuracy of the Buyer's representations in
           --------
Article VI hereof, the offer, sale and issuance of the Stock and Warrant to be issued in accordance with the terms of this Agreement, and the issuance of the common stock to be issued upon conversion of the Stock and shares issuable pursuant to the Warrant, constitute transactions exempt from the registration requirements of the Securities Act.


           ARTICLE 39 -- REPRESENTATIONS AND WARRANTIES OF THE BUYER

     The Buyer represents and warrants to the Company, and the Company in agreeing to consummate the transactions contemplated by this Agreement have relied upon such representations and warranties, that:

     40.1  Corporate Organization.  The Buyer is a corporation duly organized,
           ----------------------
validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority (corporate and other) to own, lease and operate its properties and to carry on its business as now being conducted.

                                              MCI CONFIDENTIAL

     41.1  Valid and Binding Agreements.  The Buyer has all requisite corporate
           ----------------------------
power and authority to enter into this Agreement. All necessary action on the part of the Buyer has been taken to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transaction contemplated hereby. This Agreement has been duly and validly executed and delivered by the Buyer, and will constitute the valid and binding agreement of the Buyer, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     42.1  No Violation.  Neither the execution and delivery of this Agreement
           ------------
nor the consummation of the transactions contemplated hereby or thereby nor compliance by the Buyer with any of the provisions hereof or thereof will (i) violate or conflict with any provision of the certificate of incorporation or by-laws of the Buyer or any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Buyer, or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or any event which, with or without due notice or lapse of time, or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon the stock or any of the properties or assets of the Buyer under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument of the Buyer.

     43.1  Consents and Approvals.  No permit, consent, approval or
           ----------------------
authorization of, or declaration, filing or registration with, any governmental or regulatory authority or third party is required to be made or obtained by the Buyer in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby or thereby.

     44.1  Broker's or Finder's Fees.  No agent, broker, investment banker,
           -------------------------
Person or firm acting on behalf of the Buyer, or under the authority of the Buyer, is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from the Buyer in connection with any of the transactions contemplated hereby.

     45.1  Investment Representations.
           --------------------------

          (A) By reason of its business and financial experience, Buyer has the capacity to protect its own interests in connection with the purchase of the Stock and Warrant hereunder and has the ability to bear the economic risk of this investment.

          (B) Buyer is acquiring the Stock and the Warrant and the common stock underlying the Stock and Warrant for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution

                                              MCI CONFIDENTIAL
     thereof. Buyer understands that the Stock and Warrant to be purchased (and the common stock issuable upon conversion of the Stock and Warrant) have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Buyer's representations as expressed herein.

          (C) Buyer acknowledges that the Stock and Warrant (and the common stock issuable upon conversion of the Stock and Warrant) must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. Buyer is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than two years after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of shares being sold during any three-month period not exceeding specified limitations.

          (D) Buyer understands that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company's securities.

          (E) Buyer has had an opportunity to discuss business, management and financial affairs of the Company with its management.


         ARTICLE 46 -- CONDITIONS PRECEDENT TO OBLIGATIONS OF THE BUYER

     All obligations of the Buyer that are to be discharged under this Agreement at the Closing are subject to the Company's fulfillment, at the Closing or effective as of the Closing Date, of each of the following conditions (unless expressly waived in writing by the Buyer at any time at or prior to the Closing) and the Company shall use its reasonable efforts to cause each of such conditions to be satisfied:

     47.1  Representations and Warranties.  On the Closing Date, the
           ------------------------------
representations and warranties of the Company set forth in Article V of this Agreement shall be true and correct in all respects as though such representations and warranties had been made by the Company on and as of the Closing Date and the Buyer shall have received at the Closing a certificate, dated the Closing Date, signed by the President or a Vice President of the Company to such effect.

     48.1  Covenants, Agreements and Conditions.  The Company shall have
           ------------------------------------
performed and complied in all respects with all covenants, agreements and conditions contained in this Agreement required to be performed by the Company on or prior to the Closing Date, and the

                                              MCI CONFIDENTIAL

Buyer shall have received at the Closing a certificate, dated the Closing Date, signed by the President or a Vice President of the Company to such effect.

     49.1  Proceedings.  No action or proceeding shall be pending or threatened
           -----------
to restrain or prevent the consummation of the transactions contemplated hereby.

     50.1  Corporate Proceedings.  All corporate and other proceedings to be
           ---------------------
taken and all consents to be obtained in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to the Buyer and its counsel, both of whom shall have received all such originals or certified or other copies of such documents as either may reasonably request.

     51.1  Governmental Approvals.  There shall have been received all necessary
           ----------------------
governmental consents or authorizations required in connection with the transactions contemplated hereby including all necessary Blue Sky law permits and qualification.

     52.1  Amendment to Articles of Incorporation.  The Company shall have filed
           --------------------------------------
its Amended and Restated Articles of Incorporation in the form attached hereto as Exhibit E.
   ---------

     53.1  Insurance.  The Company shall have maintained in full force and
           ---------
effect the insurance coverage described on Schedule 5.17 hereto or policies
                                           -------------
providing substantially equivalent coverage.

     54.1  Deliveries.  The Company shall have delivered to the Buyer the
           ----------
following items:

          (A) certificates representing the shares of Stock, duly endorsed or accompanied by stock powers duly executed in blank (with signatures guaranteed by any national bank or trust company) and otherwise in form acceptable for transfer on the books of the Company, with all requisite stock transfer tax stamps attached;

          (B)  the executed Warrant;

          (C)  the executed Commercial Documents and Registration Rights
     Agreement;

          (D) a certificate dated as of or about the Closing Date, as to the good standing of the Company from the Secretary of State of California;

          (E) a certificate of the Secretary or Assistant Secretary of the Company, certifying as to the Articles of Incorporation, By-laws, resolutions of the Board of Directors, and incumbency and signatures of officers of the Company; and

          (F) all other previously undelivered items required to be delivered by the Company to the Buyer at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith unless waived in writing by the Buyer.

                                              MCI CONFIDENTIAL

     55.1  Opinion of Counsel.  The Buyer shall have received a written opinion
           ------------------
dated as of the Closing Date from Brobeck Phleger & Harrison LLP, counsel to the Company, in the form attached hereto as Exhibit F.
                                        ---------


        ARTICLE 56 -- CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLERS

     All obligations of the Company that are to be discharged under this Agreement at the Closing are subject to Buyer's fulfillment at the Closing or effective as of the Closing Date of each of the following conditions (unless expressly waived in writing by the Company at any time at or prior to the Closing) and the Buyer shall use its reasonable efforts to cause each of such conditions to be satisfied:

     57.1  Representations and Warranties.  On the Closing Date, the
           ------------------------------
representations and warranties of the Buyer set forth in Article VI of this Agreement shall be true and correct in all respects as though such representations and warranties had been made on and as of the Closing Date, and the Company shall have received at the Closing a certificate, dated the Closing Date, signed by the President or a Vice President of the Buyer to such effect.

     58.1  Covenants, Agreements and Conditions.  The Buyer shall have performed
           ------------------------------------
and complied in all respects with all covenants, agreements and conditions contained in this Agreement required to be performed by it on or prior to the Closing Date, and the Company shall have received at the Closing a certificate, dated the Closing Date, signed by the President or a Vice President of the Buyer to such effect.

     59.1  Proceedings.  No action or proceeding shall be pending or threatened
           -----------
to restrain or prevent the consummation of the transactions contemplated hereby.

     60.1  Corporate Proceedings.  All corporate and other proceedings to be
           ---------------------
taken and all consents to be obtained in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company and its counsel, Brobeck Phleger & Harrison LLP, each of whom shall have received all such originals or certified or other copies of such documents as either may reasonably request.

     61.1  Governmental Approvals.  There shall have been received all necessary
           ----------------------
governmental consents or authorizations required in connection with the transactions contemplated hereby including all necessary Blue Sky law permits and qualities.

     62.1  Deliveries.  The Buyer shall have delivered to the Company the
           ----------
following items:

          (A)  the payment as required by Section 2.2;

          (B)  the Commercial Documents executed by it; and

                                              MCI CONFIDENTIAL

          (C) all other previously undelivered items required to be delivered by the Buyer at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith unless waived in writing by the Company and the Stockholders.


       ARTICLE 63 -- AFFIRMATIVE COVENANTS AND AGREEMENTS OF THE COMPANY

     64.1  Financial Reporting.  The Company hereby covenants and agrees with
           -------------------
the Buyer that from and after the Closing, so long as any of the Series C Preferred Stock is outstanding, the Company will deliver to the Buyer (i) within forty-five (45) days after the end of each quarter, quarterly unaudited financial statements; (ii) within one hundred twenty (120) days after the end of each fiscal year, audited financial statements for such period; and (iii) within ninety (90) days after the end of the fiscal year, an annual financial plan for the Company. The Company also agrees to provide Buyer the opportunity for its representative who is approved by the Company to attend Board of Directors meetings including the receipt of advance notice thereof; provided, however, that the Company shall not be obligated to provide any information that it considers in good faith to be a trade secret or to contain confidential or classified information and provided further that the Company may at the discretion of the Board of Directors exclude any non-board member from its executive sessions of its Board of Directors.

     65.1  Reservation of Conversion Shares.  The Company shall at all times
           --------------------------------
reserve and keep available out of its authorized but unissued shares of common stock, for the purposes of effecting the conversion of the Stock and the issuance of shares issuable pursuant to the Warrant and otherwise complying with the terms of this Agreement, such number of its duly authorized shares of common stock as shall be sufficient to effect the conversion of the Stock and the issuance of shares issuable pursuant to the Warrant, as from time to time outstanding. If at any time the number of authorized but unissued shares of common stock shall not be sufficient to effect the conversion of the Stock and the issuance of shares issuable pursuant to the Warrant, the Company will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of common stock as shall be sufficient for such purposes.

     66.1  Confidential Information and Invention Assignment Agreement.  The
           -----------------------------------------------------------
Company and each person now or hereafter employed in any technical capacity by it or any subsidiary with access to confidential information will enter into a Confidential Information and Invention Assignment Agreement in substantially the form of Exhibit E hereto, and the Company shall use its best efforts to cause
        ---------
any consultant retained by it that has access to confidential information to enter into a form of Consulting Agreement with substantially similar confidentiality and non-solicitation provisions.

     67.1  Repurchase.  Upon and only at the written request of Buyer, so long
           ----------
as any of the Series C Preferred Stock is outstanding, in the event of (a) a material breach of any of the Company's representations, warranties or covenants contained herein, or (b) a termination of any of the Commercial Documents as a result of the Company's material breach of any of its

                                              MCI CONFIDENTIAL
representations, warranties or covenants contained in such documents, the Company shall repurchase the Stock for the liquidation value thereof as specified in the Company's articles of incorporation.


                          ARTICLE 68 -- OTHER MATTERS

     69.1  Indemnification.
           ---------------

          (A) Subject to the limitations hereinafter set forth in this Section 10.1, the Company shall protect, defend, hold harmless and indemnify the Buyer, its officers, directors, employees and agents, and their respective successors and assigns from, against and in respect of any and all losses, liabilities, deficiencies, penalties, fines, costs, damages and expenses whatsoever (including without limitation, reasonable professional fees and costs of investigation, litigation, settlement, and judgment and interest) (collectively, "Losses") that is suffered or incurred by any of them arising from or by reason of any of the following:

               (1) Any breach of any representation, warranty, covenant or agreement made by the Company in this Agreement or contained in any certificate executed by the Company and delivered to the Buyer in connection with this Agreement;

               (2) Any claims of any broker, investment banker, Person or firm acting on behalf of the Company for a broker's or finder's fee or any other commission or similar fee arising in connection with the transactions contemplated hereby;

               (3) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses (including without limitation, interest, penalties, reasonable legal fees and accounting fees) incident to the foregoing and the enforcement of the provisions of this Section 10.1.

          (B) Subject to the limitations hereinafter set forth in this Section 10.1, the Buyer shall protect, defend, hold harmless and indemnify the Company, its officers, directors, employees and agents, and its respective successors and assigns, from, against and in respect of any and all Losses that is suffered or incurred by any of them arising from or by reason of any of the following:

               (1) Any breach of any representation, warranty, covenant or agreement made by the Buyer in this Agreement or contained in any certificate executed by the Buyer and delivered to the Company in connection with this Agreement;

               (2) Any claims of any broker, investment banker, Person or firm acting on behalf of the Buyer for a broker's or finder's fee or any other commission or similar fee arising in connection with the transactions contemplated hereby; and

               (3) Any and all actions, suits, proceedings, claims, demands, assessments,

                                              MCI CONFIDENTIAL
          judgments, costs and expenses (including without limitation, interest, penalties, reasonable legal fees and accounting fees) incident to the foregoing and the enforcement of the provisions of this Section 10.1.

          (C) Each of the Buyer and the Company shall be liable to the other for any Losses arising under this Agreement or caused by any breach of a representation or warranty made by such party as to which the Buyer or Company is otherwise entitled to indemnity under this Agreement only up to the amount of the Purchase Price.

          (D) For purposes of this Section 10.1, any assertion of fact and/or law by a third party that, if true, would constitute a breach of a representation or warranty made by a party to this Agreement or make operational an indemnification obligation hereunder, shall, on the date that such assertion is made, immediately invoke that party's obligation to protect, defend, hold harmless and indemnify the other party to this Agreement pursuant to this Section 10.1.

     70.1  Indemnification Procedures.  All claims for indemnification under
           --------------------------
this Agreement shall be asserted and resolved as follows:

          (A) A party claiming indemnification under this Agreement (an "Indemnified Party") shall promptly (i) notify the party from whom indemnification is sought (the "Indemnifying Party") of any third-party claim ("Third Party Claim") asserted against the Indemnified Party which could give rise to a right of indemnification under this Agreement and (ii) transmit to the Indemnifying Party a written notice ("Claim Notice") describing in reasonable detail the nature of the Third Party Claim, a copy of all papers served with respect to such claim (if any), an estimate of the amount of damages attributable to the Third Party Claim, if reasonably possible, and the basis of the Indemnified Party's request for indemnification under this Agreement.

          (B) Within thirty (30) days after receipt of any Claim Notice (the "Election Period"), the Indemnifying Party shall notify the Indemnified Party (i) whether the Indemnifying Party disputes its potential liability to the Indemnified Party under this Article X with respect to such Third Party Claim and (ii) whether the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against such Third Party Claim.

          (C) If the Indemnifying Party notifies the Indemnified Party within the Election Period that the Indemnifying Party does not dispute its potential liability to the Indemnified Party under this Article X and that the Indemnifying Party elects to assume the defense of the Third Party Claim, then the Indemnifying Party shall have the right to defend, at its sole cost and expense, such Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party in accordance with this Section 10.2. The Indemnifying Party shall have full control of such defense and proceedings including any compromise or settlement thereof; provided that any

                                              MCI CONFIDENTIAL
     non-monetary aspect of any settlement shall require the consent of the Buyer, which consent shall not be unreasonably withheld or delayed. The Indemnified Party is hereby authorized, at the sole cost and expense of the Indemnifying Party (but only if the Indemnified Party consents, which consent shall not be unreasonably withheld), to file, during the Election Period, any motion, answer or other pleadings which the Indemnified Party shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party. If requested by the Indemnifying Party, the Indemnified Party shall, at the sole cost and expense of the Indemnifying Party, cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim which the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 10.2 and, except as permitted above, shall bear its own costs and expenses with respect to such participation.


          (D) If the Indemnifying Party fails to notify the Indemnified Party within the Election Period that the Indemnifying Party elects to defend the Indemnified Party pursuant to this Section 10.2, or if the Indemnifying Party elects to defend the Indemnified Party pursuant to this Section 10.2 but fails to diligently prosecute or settle the Third Party Claim, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings. The Indemnified Party shall have full control of such defense and proceedings; provided, however, that the Indemnified Party may not enter into, without the Indemnifying Party's consent, which shall not be unreasonably withheld or delayed, any compromise or settlement of such Third Party Claim. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this Section 10.2, and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

          (E) In the event an Indemnified Party should have a claim against an Indemnifying Party hereunder which does not involve a Third Party Claim, the Indemnified Party shall transmit to the Indemnifying Party a written notice (the "Indemnity Notice") describing in reasonable detail the nature of the claim, an estimate of the amount of damages attributable to such claim and the basis of the Indemnified Party's request for indemnification under this Agreement. If the Indemnifying Party does not notify the Indemnified Party within sixty (60) days from its receipt of the Indemnity Notice that the Indemnifying Party disputes such claim, the claim specified by the Indemnified Party in the Indemnity Notice shall be deemed a liability of the Indemnifying Party hereunder. If the Indemnifying Party has timely disputed such claim, as provided above, such dispute shall be resolved by litigation in an appropriate court of competent jurisdiction.

          (F) Payments of all amounts owing by the Indemnifying Party pursuant to Sections 10.2(C) and (D) shall be made within thirty (30) days after the latest of (i) the

                                              MCI CONFIDENTIAL
     settlement of the Third Party Claim, (ii) the expiration of the period for appeal of a final adjudication of such Third Party Claim or (iii) the expiration of the period for appeal of a final adjudication of the Indemnifying Party's liability to the Indemnified Party under this Agreement. Payments of all amounts owing by the Indemnifying Party pursuant to Section 10.2(E) shall be made within thirty (30) days after the later of (i) the expiration of the sixty-day Indemnity Notice period or
     (ii) the expiration of the period for appeal of a final adjudication of the Indemnifying Party's liability to the Indemnified Party under this Agreement.

          (G) The failure to provide notice as provided in this Section 10.2 shall not excuse any party from its continuing obligations hereunder; however, any claim shall be reduced by the damages resulting from such party's delay or failure to provide notice as provided in this Section 10.2.

     71.1  Confidentiality.  Notwithstanding the termination of this Agreement,
           ---------------
each party hereto and its respective accountants, attorneys, employees and other agents, will keep confidential all information, oral and written, obtained from any other party hereto or its Affiliates and refrain from using in any manner all information set forth above in accordance with that certain Nondisclosure Agreement between the Company and the Buyer dated October 29, 1996.

     72.1  Further Assurances.  Each party hereto shall cooperate with the
           ------------------
others, and execute and deliver, or cause to be executed and delivered, all such other instruments, including instruments of conveyance, assignment and transfer, and take all such other actions as may be reasonably requested by the other parties hereto from time to time, consistent with the terms of this Agreement, to effectuate the purposes and provisions of this Agreement.


                          ARTICLE 73 -- MISCELLANEOUS

     74.1  Survival of Representations, Warranties and Agreements.  All
           ------------------------------------------------------
representations and warranties of the Buyer and the Company contained in Articles V and VI herein and in any certificate executed and delivered by either the Buyer or the Company in connection with this Agreement shall survive the Closing Date and shall terminate and expire one (1) year from the Closing Date. All agreements of the parties contemplating performance after the Closing Date shall survive the Closing Date for a period equal to ninety (90) days after the expiration of the applicable statute of limitations for any claim relating thereto.

     75.1  Service of Process.  Service of process on the Company or the Buyer
           ------------------
for any claim, legal action or proceeding under this Agreement may be made in the manner set forth in Section 11.3.

     76.1  Notices.  All notices, requests, consents and other communications
           -------
hereunder shall be deemed given if delivered personally (including by courier), telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses or to other such addresses as may be furnished in writing by one party to the others:

                                              MCI CONFIDENTIAL

          (A)  if to the Company:

          Genesys Telecommunications Laboratories, Inc.
          1155 Market Street, 11th Floor
          San Francisco, California  94103
          Attention:  Gregory Shenkman and Richard C. DeGolia

          with a copy to:

          Brobeck Phleger & Harrison LLP
          Two Embarcadero Place
          2200 Geng Road
          Palo Alto, California  94303
          Attention:  Edward M. Leonard, Esq.



          (B)  If to the Buyer:

          MCI Telecommunications Corporation
          1801 Pennsylvania Avenue, N.W.
          Washington, D.C.  20006
          Attention:  President, networkMCI Services

          with a copy to:

          MCI Communications Corporation
          1801 Pennsylvania Avenue, N.W.
          Washington, D.C.  20006
          Attention:  General Counsel

     77.1  Governing Law.  This Agreement shall be governed by, and construed in
           -------------
accordance with, the laws of the State of California, without regard to such jurisdiction's conflicts of law principles. The parties agree that venue or any suit, action, proceeding or litigation arising out of or in relation to this Agreement shall be in any federal or state court in the State of California having subject matter jurisdiction.

     78.1  Modification; Waiver.  This Agreement shall not be altered or
           --------------------
otherwise amended except pursuant to an instrument in writing signed by the Buyer and the Company. Any party may waive any misrepresentation by any other party, or any breach of warranty by, or failure to perform any covenant, obligation or agreement of, any other party, provided that mere inaction or
                                             --------
failure to exercise any right, remedy or option under this Agreement, or delaying in exercising the same, will not operate as nor shall be construed as a waiver, and no waiver will be effective

                                              MCI CONFIDENTIAL
unless set forth in writing and only to the extent specifically stated therein.

     79.1  Entire Agreement.  This Agreement, the Schedules and Exhibits hereto,
           ----------------
and any other agreements or certificates delivered pursuant hereto constitute the entire agreement of the parties hereto with respect to the matters contemplated hereby and supersede all previous written or oral negotiations, commitments, representations and agreements (provided however that the Nondisclosure Agreement between the parties dated October 29, 1996 shall remain in full force and effect).

     80.1  Assignment; Successors and Assigns.  This Agreement may not be
           ----------------------------------
assigned by either Party without the prior written consent of the other Party, except that Buyer may assign this Agreement to its subsidiaries or affiliates. All covenants, representations, warranties and agreements of the parties contained herein shall be binding upon and inure to the benefit of their respective successors and permitted assigns.

     81.1  Public Announcements.  No public announcement of the transactions
           --------------------
contemplated hereby or of the terms hereof shall be made by the parties to this Agreement without the written consent, such consent not to be unreasonably withheld or delayed, of the Buyer and the Company, except to the extent required by law. The parties expressly agree that a public announcement shall be deemed to include a description of the transactions contemplated hereby contained in any registration statement filed by the Company with the Securities and Exchange Commission.

     82.1  Severability.  The provisions of this Agreement are severable, and in
           ------------
the event that any one or more provisions are deemed illegal or unenforceable, the remaining provisions shall remain in full force and effect, provided that no such severability shall be effective if it materially changes the economic benefits of this Agreement to either party.

     83.1  No Third Party Beneficiary.  This Agreement is intended and agreed to
           --------------------------
be solely for the benefit of the parties hereto and their stockholders, and no other party shall accrue any benefit, claim or right of any kind whatsoever pursuant to, under, by or through this Agreement.

     84.1  Expenses.  Except as otherwise expressly provided herein, each party
           --------
to this Agreement will pay its own expenses in connection with the negotiation of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated herein.

     85.1  Execution in Counterpart.  This Agreement may be executed in one or
           ------------------------
more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.


              THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

                                              MCI CONFIDENTIAL

               IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.


                              MCI TELECOMMUNICATIONS CORPORATION



                              By: /s/ John W. Gerdelman
                                  ---------------------------------
                                  Name:  John W. Gerdelman
                                  Title: Executive Vice President



                              GENESYS TELECOMMUNICATIONS
                              LABORATORIES, INC.



                              By: /s/ Richard C. DeGolia
                                 ----------------------------------
                                 Name:  Richard C. DeGolia
                                 Title: Vice President


CONFIDENTIAL